As filed with the Securities and Exchange Commission on July 30, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tyco International Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda (Jurisdiction of Incorporation)	04-2297459 (I.R.S. Employer Identification No.)

The Zurich Centre, Second Floor

90 Pitts Bay Road

Pembroke HM 08, Bermuda

441-292-8674

(Address of Registrant’s Principal Executive Offices)

Tyco International Ltd. Long Term Incentive Plan

Tyco International Ltd. Long Term Incentive Plan II

(Full Title of the Plan)

David J. FitzPatrick

c/o Tyco International (US) Inc.

273 Corporate Drive, Suite 100

Portsmouth, NH 03801

603-334-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Judith Reinsdorf

9 West 57th Street

New York, New York 10019

(212) 424-1300

Calculation of Registration Fee

Title of Securities Being Registered	Amounts to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Shares, $0.20 par value	23,931,768 shares	$35.84	$857,780,029	$69,395
	50,000,000 shares	$22.62	$1,131,145,822	$91,510

(1)	This registration statement relates to 23,931,768 Common Shares, $0.20 par value, of Tyco International Ltd. (“Common Shares”) that may be issued under the Tyco International Ltd. Long Term Incentive Plan (the “LTIP”) and 50,000,000 Common Shares that may be issued under the Tyco International Ltd. Long Term Incentive Plan II (the “LTIP II” and together with the LTIP, the “Plans”). This registration statement also relates to such indeterminate number of additional Common Shares as may be required pursuant to the Plans in the event of a stock dividend, stock split, split-up, recapitalization, forfeiture of stock under the Plans or other similar event.
(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price of the 23,931,768 Common Shares (the “LTIP Shares”) that may be issued under the LTIP is based on: (i) the weighted average exercise price of options to purchase the 10,250,505 LTIP Shares that have been granted and (ii) with respect to the remaining 13,681,263 LTIP Shares, the average of the high and low prices for the Common Shares as reported on the New York Stock Exchange on July 23, 2003. The price per share and aggregate offering price of the 50,000,000 Common Shares (the “LTIP II Shares”) that may be issued under the LTIP II is based on: (i) the weighted average exercise price of options to purchase 45,849,066 of the LTIP II Shares that have been granted and (ii) with respect to the remaining 4,150,934 LTIP II Shares, the average of the high and low prices for Common Shares as reported on the New York Stock Exchange on July 23, 2003.
(3)	Pursuant to Rule 457(p) under the Securities Act, the full registration fee of $160,905 is paid by offset of: (i) $139,810 of the filing fee paid with Registration Statement No. 333-57850 initially filed by Tyco International Ltd. (the “Company”) on March 29, 2001 and associated with $559,240,158 of unsold securities registered on that Registration Statement and (ii) $21,095 of the filing fee paid with Registration Statement No. 333-41264 initially filed by the Company on July 12, 2000 and associated with $74,660,175 of unsold securities registered on that Registration Statement.

This Registration Statement on Form S-8 is being filed by Tyco International Ltd. (the “Company”) for the purpose of registering an additional 23,931,768 Common Shares, $0.20 par value (“Common Shares”), to be issued pursuant to the Tyco International Ltd. Long Term Incentive Plan (the “LTIP”), which relate to, or account for, stock options assumed by the Company in connection with its prior acquisitions of certain other businesses, and an additional 50,000,000 Common Shares to be issued pursuant to the Tyco International Ltd. Long Term Incentive Plan II (the “LTIP II”), which were authorized to be issued under the LTIP II by the Company’s Board of Directors on March 26, 2001. The contents of the Company’s Registration Statements on Form S-8 (File Nos. 333-80391 and 333-75037) relating to the LTIP and LTIP II, respectively, are incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8.

Item 8.    Exhibits.

Exhibit No.	Description
4.1	Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarterly period ended March 31, 2003)

4.2	Certificate of Incorporation on change of name dated July 2, 1997 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q for the quarterly period ended March 31, 2003)

4.3	Bye-Laws of the Company (incorporating all amendments to March 6, 2003) (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q for the quarterly period ended March 31, 2003)

*5.1	Opinion of Appleby Spurling & Kempe

*10.1	Tyco International Ltd. Long Term Incentive Plan (as amended May 12, 1999 and adjusted for October 21, 1999 stock split)

*10.2	Tyco International Ltd. Long Term Incentive Plan II (updated through March 27, 2001)

*23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Appleby Spurling & Kempe (included in Exhibit 5.1)

24.1	Power of Attorney (contained in signature page)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2003.

TYCO INTERNATIONAL LTD.

By:	/S/ DAVID J. FITZPATRICK

David J. FitzPatrick
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Edward D. Breen and David J. Fitzpatrick as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 30, 2003 in the capacities indicated below.

Signature	Title

/S/ EDWARD D. BREEN Edward D. Breen	Chairman and Chief Executive Officer (Principal Executive Officer)

/S/ DAVID J. FITZPATRICK David J. FitzPatrick	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ DENNIS C. BLAIR Dennis C. Blair	Director

/S/ H. CARL MCCALL H. Carl McCall	Director

/S/ BRENDAN R. O’NEIL Brendan R. O’Neil	Director

Signature	Title

/S/ SANDRA S. WIJNBERG Sandra S. Wijnberg	Director

/S/ JOHN A. KROL John A. Krol	Director

/S/ GEORGE W. BUCKLEY George W. Buckley	Director

/S/ BRUCE S. GORDON Bruce S. Gordon	Director

/S/ MACKEY J. MCDONALD Mackey J. McDonald	Director

/S/ JEROME B. YORK Jerome B. York	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the undersigned as the duly authorized representative of Tyco International Ltd. in the United States.

/S/    DAVID J. FITZPATRICK

David J. FitzPatrick

Date: July 30, 2003

EXHIBIT INDEX

Exhibit No.	Description
4.1	Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarterly period ended March 31, 2003)

4.2	Certificate of Incorporation on change of name dated July 2, 1997 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q for the quarterly period ended March 31, 2003)

4.3	Bye-Laws of the Company (incorporating all amendments to March 6, 2003) (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q for the quarterly period ended March 31, 2003)

*5.1	Opinion of Appleby Spurling & Kempe

*10.1	Tyco International Ltd. Long Term Incentive Plan (as amended May 12, 1999 and adjusted for October 21, 1999 stock split)

*10.2	Tyco International Ltd. Long Term Incentive Plan II (updated through March 27, 2001)

*23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Appleby Spurling & Kempe (included in Exhibit 5.1)

24.1	Power of Attorney (contained in signature page)

*	Filed herewith.